SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) June 16, 1998





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


Registrant's telephone, including area code:  (719) 531-9444

                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

     (1) The Registrant issued the following press release, dated June 16, 1998, announcing working capital infusion:


                             FOR IMMEDIATE RELEASE

WORKING CAPITAL INFUSION
SIMTEK CLOSES $1.5 MILLION
FINANCING TRANSACTION WITH
RENAISSANCE CAPITAL OF DALLAS

         Colorado  Springs,  CO, June 16,  1998  --Simtek  Corporation  (OTC BB:
SRAM), provider of the world's fastest reprogrammable nonvolatile semiconductor memories, has announced the closing of a $1.5 million financing transaction with two funds advised by Renaissance Capital Group of Dallas, TX.

         Simtek plans to use the net proceeds primarily for working capital to support the company's growth plans. Acting as a financial consultant to Simtek, Jeff Cooper of New Venture Resources in Colorado Springs initiated the transaction and advised the company on structuring the financing.

         Simtek's funding from Renaissance consists of $1.5 million of convertible debentures with a 7-year term at a 9 percent per annum interest rate. The debentures are convertible at the option of the holder into Simtek common stock at 35 cents per share, subject to anti-dilution and other adjustment provisions. Upon certain conditions, the Company may redeem the debentures or force conversion. Renaissance also has the right to appoint one member to the Simtek Board of Directors.

         Renaissance Capital Group manages funds whose objectives are to invest in private placement securities of emerging growth companies. They have a diverse portfolio of investments with unique expertise in the semiconductor industry.

     "We think Simtek is an unrecognized story," said Robert C. Pearson, Senior Vice President of Corporate Finance for Renaissance. "Now that the company has brought on Doug Mitchell, a proven semiconductor marketing manager, as CEO, it can capitalize on its proven process and product strengths.

         Mitchell, who joined Simtek in July 1997 and who was appointed president, CEO, and a director in January this year, said, "We are pleased by the confidence that Renaissance Capital has placed in our current direction and long-term business strategies. Now we have more fiscal muscle to put into development of our next-generation of products, allowing us to continue leading the industry with the fastest and densest nonvolatile SRAMs on the market."

     Simtek has been honored by Deloitte & Touche on its list of America's 500 fastest-growing high technology companies, with revenue growth of 913% during the five-year period, 1992-1996. For its fiscal year ended December 31, 1997, Simtek reported net sales of $6.632 million, while FY1997 profits grew by more than 400%.

     For more information, contact Simtek Corporation at 1465 Kelly Johnson Boulevard, Colorado Springs, CO 80920. Main Phone: (719) 531-9444; Fax: (719) 531-9481. Or visit Simtek's Website at http://www.simtek.com

     Simtek Corporation develops, produces, and markets the world's fastest reprogrammable nonvolatile static RAMs (SRAMs). Headquartered in Colorado Springs, CO, the company markets its products through an international network of distributors and sales representatives. Simtek's common stock is traded on the OTC Bulletin Board under the symbol, "SRAM".

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


June 16, 1998                                By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer